Exhibit 99.1
1155 Battery Street, San Francisco, CA 94111

Investor Contact: Allison Malkin Integrated Corporate Relations, Inc. (203) 682-8200

Media Contact: Jeff Beckman Levi Strauss & Co. (415) 501-3317
LEVI STRAUSS & CO. NAMES NORTH AMERICA AND ASIA PACIFIC REGION PRESIDENTS
SAN FRANCISCO (October 16, 2006) — Levi Strauss & Co. (LS&CO.) today promoted Robert Hanson as president of its North America region and Alan Hed as president of its Asia Pacific region, effective immediately.
Robert Hanson, 43, will continue to lead the U.S. Levi’s® brand as its president and general manager, a position he has held since 2001, and will now also be accountable for the North America region, which, in addition to the Levi’s® brand, includes the U.S. Dockers®, U.S. Levi Strauss Signature®, Canada and Mexico businesses.
Hanson joined LS&CO. in 1988 and has held increasingly responsible marketing and merchandising positions in the U.S. and European businesses, including president of the Levi’s® brand in Europe and vice president of Dockers® brand marketing in the United States.
Alan Hed, 46, was the Asia Pacific region’s managing director for Latin America, Africa, Turkey and Australia/New Zealand for the past three years, as well as Japan and South Korea for the past year. He joined LS&CO. in 2000 as the general manager of the company’s South Africa business and was promoted in 2002 to manage LS&CO.’s emerging markets in Eastern Europe, Turkey, Russia, the Middle East and Africa. His experience before LS&CO. included executive positions at Citibank in Thailand and Procter & Gamble in Europe, Asia and the United States.
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October 16, 2006
These executive changes are part of a leadership transition at the company that began in July, when LS&CO. announced Philip Marineau’s retirement as president and chief executive officer, effective November 26, 2006. The company’s board of directors subsequently accepted Marineau’s recommendation to designate John Anderson, a 27-year veteran of the company, as LS&CO.’s next president and CEO. Anderson recently was president of the company’s Asia Pacific region and president of LS&CO.’s global sourcing organization before being named chief operating officer in July.
“John Anderson and I have been working closely to ensure a smooth transition when I retire and he becomes CEO,” said Phil Marineau. “We’ve been collaborating on the company’s strategic business plans and a number of senior leadership changes. With these appointments, John will begin his term as CEO with very strong leadership teams running our North America and Asia Pacific regions.”
“Both Robert and Alan have tremendous leadership capability and capacity and excellent track records of driving change,” said John Anderson. “They’re keenly familiar with the company’s operations, talent and strategic plans, and will contribute immediately as we continue to improve our business performance and optimize growth opportunities for the company.”
LS&CO.’s business is organized into three geographic regions: North America, Europe and Asia Pacific. In fiscal year 2005, these regions represented approximately $2.5 billion, $980 million and $690 million of the company’s approximately $4.1 billion total sales, respectively. In addition to comprising markets such as Japan, Korea, India and China, the company’s Asia Pacific region also covers South America, the Middle East and Africa.
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This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2005, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Risk Factors” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.